                                                                     EXHIBIT 1.1

                                                       EXECUTION COPY


                         PROJECT ORANGE FUNDING, L.P.
                         PROJECT ORANGE CAPITAL CORP.


                                  $68,000,000

                      10.5% Senior Secured Notes due 2007

                              Purchase Agreement

                               December 2, 1999



                         DONALDSON, LUFKIN & JENRETTE
                            SECURITIES CORPORATION

                                  $68,000,000

                      10.5% Senior Secured Notes due 2007

                                      of

                         PROJECT ORANGE FUNDING, L.P.
                         PROJECT ORANGE CAPITAL CORP.

                              PURCHASE AGREEMENT


                               December 2, 1999


DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
277 Park Avenue
New York, New York 10172

Dear Sirs:

     Project Orange Funding, L.P. ("Funding L.P."), a Delaware limited partnership (together with its successors, including Project Orange Associates, L.P. ("Orange L.P."), a Delaware limited partnership, as the survivor of the merger of Funding L.P. with and into Orange, L.P. concurrently with the issuance and sale of the Senior Secured Notes referred to below, "POA") and Project Orange Capital Corp. ("Capital Co." and together as co-obligor with POA, the "Issuers"), propose to issue and sell to Donaldson, Lufkin & Jenrette Securities Corporation (the "Initial Purchaser") an aggregate of $68,000,000 in principal amount of their 10.5% Senior Secured Notes due 2007 (the "Series A Notes"), subject to the terms and conditions set forth herein. The Series A Notes are to be issued pursuant to the provisions of an indenture (the "Indenture"), to be dated as of the Closing Date (as defined below), among the Issuers and U.S. Bank Trust National Association, as trustee (the "Trustee"). The Series A Notes and the Series B Notes (as defined below) issuable in exchange therefor are collectively referred to herein as the "Notes." Capitalized terms used but not defined herein shall have the meanings given to such terms in the Indenture.

     On the Closing Date, concurrently with the issuance and sale of the Series A Notes, Funding L.P. will merge (the "Merger") with and into Orange L.P. (with Orange L.P. as the surviving partnership) pursuant to the Agreement and Plan of

Merger dated as of the Closing Date (the "Merger Agreement") between Funding L.P. and Orange L.P. It is a condition to the obligation of the Initial Purchaser to purchase the Series A Notes under this Agreement, in addition to the other conditions set forth in Section 9 of this Agreement, that the Initial Purchaser shall have received an Assumption Agreement (the "Assumption Agreement") in the form of Exhibit A hereto executed and delivered by Orange L.P. wherein, inter alia, Orange, L.P. shall expressly assume, and agree to perform and discharge, all of the obligations of Funding L.P. pursuant to this Agreement.

     1. Offering Memorandum. The Series A Notes will be offered and sold to the Initial Purchaser pursuant to one or more exemptions from the registration requirements under the Securities Act of 1933, as amended (the "Act"). The Issuers have prepared a preliminary offering memorandum, dated November 17, 1999 (the "Preliminary Offering Memorandum") and a final offering memorandum, dated December 2, 1999 (the "Offering Memorandum"), relating to the Series A Notes.

     Upon original issuance thereof, and until such time as the same is no longer required pursuant to the Indenture, the Series A Notes (and all securities issued in exchange therefor, in substitution thereof or upon conversion thereof) shall bear the following legend:

     "THE SENIOR SECURED NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT: (A) SUCH SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1) (a) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144(A)), (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A

TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, OR
(d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUERS SO REQUEST), (2) TO THE ISSUERS OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTION SET FORTH IN
(A) ABOVE."

     2. Agreements to Sell and Purchase. On the basis of the representations, warranties and covenants contained in this Agreement, and subject to the terms and conditions contained herein, the Issuers agree to issue and sell to the Initial Purchaser, and the Initial Purchaser agrees to purchase from the Issuers, an aggregate principal amount of $68,000,000 of Series A Notes due at a purchase price equal to 95.203% of the principal amount thereof (the "Purchase Price").

     3. Terms of Offering. The Initial Purchaser has advised the Issuers that the Initial Purchaser will make offers (the "Exempt Resales") of the Series A Notes purchased hereunder on the terms set forth in the Offering Memorandum, as amended or supplemented, solely to (i) persons whom the Initial Purchaser reasonably believes to be "qualified institutional buyers" as defined in Rule 144A under the Act ("QIBs"), and (ii) persons permitted to purchase the Series A Notes in offshore transactions in reliance upon Regulation S under the Act (each, a "Regulation S Purchaser") (such persons specified in clauses (i) and (ii) being referred to herein as the "Eligible Purchasers"). The Initial Purchaser will offer the Series A Notes to Eligible Purchasers initially at a price equal to 98.299% of the principal amount thereof. Such price may be changed at any time without notice.

     Holders (including subsequent transferees) of the Series A Notes will have the registration rights set forth in the registration rights agreement (the "Registration Rights Agreement"), to be dated the Closing Date, in substantially the form of Exhibit B hereto, for so long as such Series A Notes constitute "Transfer Restricted Securities" (as defined in the Registration Rights Agreement). Pursuant to the Registration Rights Agreement, the Issuers will agree to file with the Securities and Exchange Commission (the "Commission") under the circumstances set forth therein, (i) a registration statement under the Act (the "Exchange Offer Registration Statement") relating to the Issuers' 10.5% Senior Secured Notes due 2007 (the "Series B Notes"), to be offered in exchange for the Series A Notes (such offer to exchange being referred to as the "Exchange Offer") and (ii) a shelf registration statement pursuant to Rule 415 under the Act (the "Shelf Registration Statement" and, together with the Exchange Offer Registration Statement, the "Registration Statements") relating to the resale by certain holders of the Series A Notes and to use their best efforts to cause such Registration Statements to be declared and remain effective and usable for the periods specified in the Registration Rights Agreement and to consummate the Exchange Offer. This Agreement, the Indenture, the Notes, the Registration Rights Agreement, the Assumption Agreement and the Collateral Documents are hereinafter sometimes referred to collectively as the "Financing Documents."

     4.   Delivery and Payment.

          (a) Delivery of, and payment of the Purchase Price for, the Series A Notes shall be made at the offices of Davis Polk & Wardwell, New York, New York or such other location as may be mutually acceptable to the Initial Purchaser and the Issuers. Such delivery and payment shall be made at 9:00 a.m. New York City time, on December 6, 1999 or at such other time on the same date or such other date as shall be agreed upon by the Initial Purchaser and the Issuers in writing. The time and date of such delivery and the payment for the Series A Notes are herein called the "Closing Date."

          (b) One or more of the Series A Notes in definitive global form, registered in the name of Cede & Co., as nominee of the Depository Trust Company ("DTC"), having an aggregate principal amount corresponding to the aggregate principal amount of the Series A Notes (collectively, the "Global Note"), shall be delivered by the Issuers to the Initial Purchaser (or as the Initial Purchaser directs) in each case with any transfer taxes thereon duly paid by the Issuers against payment by the Initial Purchaser of the Purchase Price thereof by wire transfer in same day funds to the order of the Issuers. The Global Note shall be made available to the Initial Purchaser for inspection not later than 9:30 a.m., New York City time, on the business day immediately preceding the Closing Date.

     5. Agreements of the Issuers. The Issuers hereby agree with the Initial Purchaser as follows:

          (a) To advise the Initial Purchaser promptly and, if requested by the Initial Purchaser, confirm such advice in writing, (i) of the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of any Series A Notes for offering or sale in any jurisdiction designated by the Initial Purchaser pursuant to Section 5(e) hereof,
                         ----
     or the initiation of any proceeding by any state securities commission or any other federal or state regulatory authority for such purpose and (ii) of the happening of any event during the period referred to in Section 5(c)
                                                                            ----
     below that makes any statement of a material fact made in the Preliminary Offering Memorandum or the Offering Memorandum untrue or that requires any additions to or changes in the Preliminary Offering Memorandum or the Offering Memorandum in order to make the statements therein not misleading. The Issuers shall use their best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of any Series A Notes under any state securities or Blue Sky laws and, if at any time any state securities commission or other federal or state regulatory authority shall issue an order suspending the qualification or exemption of any Series A Notes under any state securities or Blue Sky laws, the Issuers shall use their best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

          (b) To furnish the Initial Purchaser and those persons identified by the Initial Purchaser to the Issuers as many copies of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments or supplements thereto, as the Initial Purchaser may reasonably request for the time period specified in Section 5(c). Subject to the Initial
                                          ----
     Purchaser's compliance with its representations and warranties and agreements set forth in Section 7 hereof, the Issuers consent to the use of
                                     -
     the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments and supplements thereto required pursuant hereto, by the Initial Purchaser in connection with Exempt Resales.

          (c) During such period as in the opinion of counsel for the Initial Purchaser an Offering Memorandum is required by law to be delivered in connection with Exempt Resales by the Initial Purchaser, (i) not to make any amendment or supplement to the Offering Memorandum of which the Initial Purchaser shall not previously have been advised or to which the Initial Purchaser shall reasonably object after being so advised and (ii) to prepare promptly upon the Initial Purchaser's reasonable request, any amendment or supplement to the Offering Memorandum which may be necessary or advisable in connection with such Exempt Resales.

          (d)  If, during the period referred to in Section 5(c) above, any
                                                            ----
     event shall occur or condition shall exist as a result of which, in the opinion of counsel to the Initial Purchaser, it becomes necessary to amend or supplement the Offering Memorandum in order to make the statements therein, in the light of the circumstances when such Offering Memorandum is delivered to an Eligible

     Purchaser, not misleading, or if, in the opinion of counsel to the Initial Purchaser, it is necessary to amend or supplement the Offering Memorandum to comply with any applicable law, forthwith to prepare an appropriate amendment or supplement to such Offering Memorandum so that the statements therein, as so amended or supplemented, will not, in the light of the circumstances when it is so delivered, be misleading, or so that such Offering Memorandum will comply with applicable law, and to furnish to the Initial Purchaser and such other persons as the Initial Purchaser may designate such number of copies thereof as the Initial Purchaser may reasonably request.

          (e) Prior to the sale of all Series A Notes pursuant to Exempt Resales as contemplated hereby, to cooperate with the Initial Purchaser and counsel to the Initial Purchaser in connection with the registration or qualification of the Series A Notes for offer and sale to the Initial Purchaser and pursuant to Exempt Resales under the securities or Blue Sky laws of such jurisdictions as the Initial Purchaser may request and to continue such registration or qualification in effect so long as required for Exempt Resales and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; provided, however, that the Issuers shall not be required in connection therewith to qualify as a foreign partnership or corporation, as applicable, in any jurisdiction in which they are not now so qualified or to take any action that would subject them to general consent to service of process or taxation other than as to matters and transactions relating to the Preliminary Offering Memorandum, the Offering Memorandum or Exempt Resales, in any jurisdiction in which it is not now so subject.

          (f) So long as the Notes are outstanding, to furnish to the Initial Purchaser as soon as available copies of all reports or other communications furnished by the Issuers to their security holders or furnished to or filed with the Commission or any national securities exchange on which any class of securities of either Issuer is listed and such other publicly available information concerning either Issuer as the Initial Purchaser may reasonably request.

          (g) So long as any of the Series A Notes remain outstanding and during any period in which the Issuers are not subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to make available to any holder of Series A Notes in connection with any sale thereof and any prospective purchaser of such Series A Notes from such holder, the information ("Rule 144A Information") required by Rule 144A(d)(4) under the Act.

          (h) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of the obligations of the Issuers under this Agreement, including: (i) the fees, disbursements and expenses of counsel to the Issuers and accountants of the Issuers in connection with the sale and delivery of the Series A Notes to the Initial Purchaser and pursuant to Exempt Resales, and all other fees and expenses in connection with the preparation, printing, filing and distribution of the Preliminary Offering Memorandum, the Offering Memorandum and all amendments and supplements to any of the foregoing (including financial statements), including the mailing and delivering of copies thereof to the Initial Purchaser and persons designated by it in the quantities specified herein,
     (ii) all costs and expenses related to the transfer and delivery of the Series A Notes to the Initial Purchaser and pursuant to Exempt Resales, including any transfer or other taxes payable thereon, (iii) all costs of printing or producing this Agreement, the other Operative Documents and any other agreements or documents in connection with the offering, purchase, sale or delivery of the Series A Notes, (iv) all expenses in connection with the registration or qualification of the Series A Notes for offer and sale under the securities or Blue Sky laws of the several states and all costs of printing or producing any preliminary and supplemental Blue Sky memoranda in connection therewith (including the filing fees and fees and disbursements of counsel for the Initial Purchaser in connection with such registration or qualification and memoranda relating thereto), (v) the cost of printing certificates representing the Series A Notes, (vi) all expenses and listing fees in connection with the application for quotation of the Series A Notes in the National Association of Securities Dealers, Inc. ("NASD") Automated Quotation System -- Private Offerings, Resales and Trading Through Automated Linkages ("PORTAL"), (vii) the fees and expenses of the Trustee and the Trustee's counsel in connection with the Indenture and the Notes, (viii) the costs and charges of any transfer agent, registrar and/or depositary (including DTC), (ix) any fees charged by rating agencies for the rating of the Notes, (x) all costs and expenses of the Exchange Offer and any Registration Statement, as set forth in the Registration Rights Agreement, and (xi) and all other costs and expenses incident to the performance of the obligations of the Issuers hereunder for which provision is not otherwise made in this Section.

          (i) To use their best efforts to effect the inclusion of the Series A Notes in PORTAL and to maintain the listing of the Series A Notes on PORTAL for so long as the Series A Notes are outstanding.

          (j) To obtain the approval of DTC for "book-entry" transfer of the Notes, and to comply with all of its agreements set forth in the representation letters of the Issuer to DTC relating to the approval of the Notes by DTC for "book-entry" transfer.

          (k) During the period beginning on the date hereof and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise transfer or dispose of any debt securities of either Issuer or any warrants, rights or options to purchase or otherwise acquire debt securities of either Issuer substantially similar to the Notes (other than the Notes), without the prior written consent of the Initial Purchaser.

          (l) Not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Act) that would be integrated with the sale of the Series A Notes to the Initial Purchaser or pursuant to Exempt Resales in a manner that would require the registration of any such sale of the Series A Notes under the Act.

          (m) Not to voluntarily claim, and to actively resist any attempts to claim, the benefit of any usury laws against the holders of any Notes.

          (n) To cause the Exchange Offer to be made in the appropriate form to permit Series B Notes registered pursuant to the Act to be offered in exchange for the Series A Notes and to comply with all applicable federal and state securities laws in connection with the Exchange Offer.

          (o) To comply with all of its agreements set forth in the Registration Rights Agreement.

          (p) To use their best efforts to do and perform all things required or necessary to be done and performed under this Agreement by them prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Series A Notes.

          (q) To use the net proceeds received by them from the sale of the Series A Notes to the Initial Purchaser pursuant to this Agreement in the manner specified in the Offering Memorandum under the caption "Use of Proceeds".

       6. Representations, Warranties and Agreements of the Issuers. As of the date hereof, the Issuers, jointly and severally, represent and warrant to, and agree with, the Initial Purchaser that:

          (a) The Preliminary Offering Memorandum and the Offering Memorandum do not, and any supplement or amendment to them will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties contained in this Section 6(a) shall not apply to statements in or omissions from the
                  ----
     Preliminary Offering Memorandum or the Offering Memorandum (or any supplement or amendment thereto) based upon information relating to the Initial Purchaser furnished to the Issuers in writing by the Initial Purchaser expressly for use therein. No stop order preventing the use of the Preliminary Offering Memorandum or the Offering Memorandum, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Act, has been issued.

          (b) Funding L.P. is a Delaware limited partnership, Orange L.P. is a Delaware limited partnership, each of Capital Co., is a Delaware corporation, G.A.S. Development, Inc. ("GAS Development") is a New York corporation and A.V. Grantor Trust ("AV Trust") is a grantor trust established under New York law, G.A.S. Orange Partners, L.P. ("GAS LP"), is a Delaware limited partnership, G.A.S. Orange Associates, L.L.C. ("GAS Orange") is a Delaware limited liability company; and each of Funding L.P., Orange L.P., Capital Co., GAS LP, GAS Development, AV Trust and GAS Orange, is duly organized and validly existing under the laws of the state of its incorporation, organization or formation (as the case may be) and in good standing under the laws of each state for which it is required to be in good standing in connection with the transactions contemplated by the Operative Documents, and has the full power and authority to carry on its business as now conducted, to own or hold under lease its properties and to enter into and perform its obligations under each Operative Document to which it is or is to be a party. The sole partners of Orange L.P. are, and immediately after giving effect to the Merger the sole partners of Orange L.P. will be, GAS LP and GAS Orange. Funding L.P., Capital Co., Orange L.P., GAS Orange, GAS LP, GAS Development and AV Trust are sometimes referred to collectively herein as the "Credit Parties" and each individually as a "Credit Party".

               (c) Each Credit Party has duly authorized, executed and delivered each Operative Document to which it is a party (or such Operative Documents have been duly and validly assigned to such Credit Party and such Credit Party has assumed the obligations thereunder), and neither such Credit Party's execution and delivery thereof nor its consummation of the transactions contemplated thereby nor its compliance with the terms thereof (including, without limitation, the consummation of the Merger, the issuance of the Notes and the creation of the Liens) (i) does or will contravene the articles of incorporation, bylaws or other organizational or governing documents of such Credit Party, or any law, treaty, rule or regulation, any requirement under an Authorization (as defined below), and any determination of any arbitrator, court or government in each case applicable to or binding upon such Credit Party or any of its properties or to which such Credit Party or any of its property is subject, (ii) does or will contravene or result in or require the creation of any lien (other than Permitted Liens) upon any of its property under, any agreement or instrument to which it is a party or by which it or any of its properties may be bound or affected or (iii) does or will require the consent or approval of any Person which has not already been obtained.

               (d) The Indenture has been duly authorized by each Issuer and, on the Closing Date, will have been validly executed and delivered by each Issuer. When the Indenture has been duly executed and delivered by the Issuer, the Indenture will be a valid and binding agreement of each Issuer, enforceable against each Issuer in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability. On the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the "TIA" or "Trust Indenture Act"), and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder.

               (e) The Series A Notes have been duly authorized for issuance and sale by each Issuer to the Initial Purchaser and, on the Closing Date, will have been validly executed and delivered by each Issuer. When the Series A Notes have been issued, executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchaser in accordance with the terms of this Agreement, the Series A Notes will be entitled to the benefits of the Indenture and will be valid and binding obligations of each Issuer, enforceable in accordance with their terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability. On the Closing Date, the Series A Notes will conform as to legal matters to the description thereof contained in the Offering Memorandum.

               (f) On the Closing Date, the Series B Notes will have been duly authorized by each Issuer. When the Series B Notes are issued, executed and authenticated in accordance with the terms of the Exchange Offer and the Indenture, the Series B Notes will be entitled to the benefits of the Indenture and will be the valid and binding obligations of each Issuer, enforceable against each Issuer in accordance with their terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability. When the Series B Notes are issued, authenticated and delivered, the Series B Notes will confirm in all material respects to the description thereof contained in the Offering Memorandum.

               (g) Each Collateral Document has been duly authorized by each Credit Party that is a party thereto and, on the Closing Date, will have been validly executed and delivered by each such Credit Party. When each Collateral Document has been duly executed and delivered by each such Credit Party, such Collateral Document will constitute a valid and binding agreement of each such Credit Party, enforceable against each such Credit Party in accordance with its terms, except as
          (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and
          (ii) the availability of equitable remedies may be limited by equitable principles of general applicability. On the Closing Date, each Collateral Document will conform in all material respects to the description thereof in the Offering Memorandum.

               (h) Each of the Project Documents to which any Credit Party is a party has been duly authorized by such Credit Party and constitutes the valid and binding agreement of such Credit Party, enforceable against such Credit Party in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability. On the Closing Date, each Project Document described in the Offering Memorandum will conform in all material respects to the description thereof in the Offering Memorandum.

               (i) The Registration Rights Agreement has been duly authorized by each Issuer and, on the Closing Date, will have been duly executed and delivered by each Issuer. When the Registration Rights Agreement has been duly executed and delivered, the Registration Rights Agreement will be a valid and binding agreement of each Issuer enforceable against each Issuer in accordance with its terms except as
          (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and
          (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability. On the Closing Date, the Registration Rights Agreement will conform as to legal matters to the description thereof in the Offering Memorandum.

               (j) No Credit Party has violated any federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), any provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), except for such violations which, singly or in the aggregate, would not have a Material Adverse Effect. There is no employee benefit plan maintained by any Credit Party, or to which any Credit Party contributes or has contributed or is or has been obligated to contribute, and no Credit Party has or is expected to have any liability, or is subject to and is expected to be subject to any Lien, with respect to any employee benefit plan.

               (k) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any Authorization (as defined below), any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect.

               (l) Each Credit Party has such permits, licenses, consents, exemptions, franchises, authorizations and other approvals (each, an "Authorization") of, and has made all filings with and notices to, all governmental or regulatory authorities and all courts and other tribunals, including without limitation, under any applicable Environmental Laws, as are necessary to own, lease, license and operate its respective properties and to conduct its business, except where the failure to have any such Authorization or to make any such filing or notice would not, singly or in the aggregate, have a Material Adverse Effect. Each such Authorization is valid and in full force and effect and such Credit Party is in compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; and no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Authorization or results or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such Authorization; and such Authorizations contain no restrictions that are burdensome to any Credit Party; except where such failure to be valid and in full force and effect or to be in compliance, the occurrence of any such event or the presence of any such restriction would not, singly or in the aggregate, have a Material Adverse Effect.

               (m) The accountants, Deloitte & Touche LLP, have issued their report on the financial statements included in the Preliminary Offering Memorandum and the Offering Memorandum and are independent public accountants with respect to Orange L.P., as required by the Act and the Exchange Act. The historical financial statements, together with related notes, set forth in the Preliminary Offering Memorandum and the Offering Memorandum comply as to form in all material respects with the requirements applicable to registration statements on Form S-1 under the Act.

               (n) The historical financial statements, together with related schedules and notes forming part of the Offering Memorandum (and any amendment or supplement thereto), present fairly the consolidated financial position, results of operations and changes in financial position of Orange L.P. on the basis stated in the Offering Memorandum at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data set forth in the Offering Memorandum (and any amendment or supplement thereto) are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of Orange L.P.

               (o) The pro forma financial statements included in the Preliminary Offering Memorandum and the Offering Memorandum have been prepared on a basis consistent with the historical financial statements of Orange L.P. and give effect to assumptions used in the preparation thereof on a reasonable basis and in good faith and present fairly the historical and proposed transactions contemplated by the Preliminary Offering Memorandum and the Offering Memorandum; and such pro forma financial statements comply as to form in all material respects with the requirements applicable to pro forma financial statements included in registration statements on Form S-1 under the Act. The other pro forma financial and statistical information and data included in the Offering Memorandum are, in all material respects, accurately presented and prepared on a basis consistent with the pro forma financial statements.

               (p) No Credit Party is and, after giving effect to the offering and sale of the Series A Notes and the application of the net proceeds thereof as described in the Offering Memorandum, will be, an "investment company," as such term is defined in the Investment Company Act of 1940, as amended and no Credit Party will be subject to, or not exempt from, regulation under the Public Utility Holding Company Act of 1935 ("PUHCA") or the Federal Power Act ("FPA") except as a "qualifying facility" under PURPA.

               (q) There are no contracts, agreements or understandings between any Credit Party and any person granting such person the right to require any Credit Party to file a registration statement under the Act with respect to any securities of either Issuer or to require either Issuer to include such securities with the Notes registered pursuant to any Registration Statement.

               (r) No Credit Party nor any agent thereof acting on the behalf of them has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Series A Notes to violate Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R.
          Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System.

               (s) No "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Act
          (i) has imposed (or has informed either Issuer that it is considering imposing) any condition (financial or otherwise) on either Issuer's retaining any rating assigned to such Issuer or any securities of such Issuer or (ii) has indicated to each Issuer that it is considering (A) the downgrading, suspension, or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned or (B) any change in the outlook for any rating of either Issuer or any securities of such Issuer.

               (t) Since the respective dates as of which information is given in the Offering Memorandum other than as set forth in the Offering Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there has not occurred any material adverse change or any development involving a prospective material adverse change in the condition, financial or otherwise, or the earnings, business, management or operations of the Issuers or GAS Orange, (ii) there has not been any material adverse change or any development involving a prospective material adverse change in the partnership equity or capital stock or in the long-term debt of any Issuer or GAS Orange and (iii) none of the Issuers or GAS Orange has incurred any material liability or obligation, direct or contingent.

               (u) Each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its date, contains all the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Act.

               (v) Each Credit Party owns, possesses, or has the right to use, or can acquire on reasonable terms, all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names ("intellectual property") currently employed by it in connection with the business now operated by it except where the failure to own or possess or otherwise be able to acquire such intellectual property would not, singly or in the aggregate, have a Material Adverse Effect; and no Credit Party has received any notice of infringement of or conflict with asserted rights of others with respect to any of such intellectual property which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

               (w) POA is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the business in which it is engaged; and POA (i) has not received notice from any insurer or agent of such insurer that substantial capital improvements or other material expenditures will have to be made in order to continue such insurance and (ii) has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers at a cost that would not have a Material Adverse Effect. The insurance maintained by POA complies with requirements of Section 4.09 of the Indenture and with the requirements of the University Agreements and other Project Documents.

               (x) POA maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements to conformity with generally accepted accounting principles and to maintain asset accountability in accordance with industry practices; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and
          (iv) the recorded assets are compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

               (y) All material tax returns required to be filed by each Credit Party in any jurisdiction prior to the date hereof have been filed, other than those filings subject to a valid extension or being contested in good faith, and all material taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due pursuant to such returns or pursuant to any assessment received by any Credit Party have been paid, other than those being contested in good faith for which adequate reserves have been provided. Without limiting the foregoing, NCP Syracuse, Inc. and Syracuse Orange Partners, L.P., as sellers (the "Sellers"), and GAS Orange, as purchaser, have filed or have provided for the filing by the due date after the Closing Date all transfer tax returns required to be filed with respect to the sale and purchase of the Sellers' partnership interests in Orange L.P. and have been paid or have provided for the payment by the due date after the Closing Date all transfer taxes payable with respect to the sale and purchase of the Sellers' partnership interests in Orange L.P.

               (z)  (i)    The factual information provided by any Credit Party
          to Stone & Webster Management Consultants, Inc. (the "Independent Engineer"), in connection with the preparation of its report appearing as Exhibit A to the Offering Memorandum (which factual information is referenced in those reports), was true, correct and complete in all material respects.

                    (ii) POA has prepared the projections included in the report of the Independent Engineer (the "Base Case Projections") and is responsible for developing the assumptions on which the Base Case Project Projections are based; the Base Case Project Projections (A) are, to the best of the Issuers' knowledge, based on reasonable assumptions as to all legal and factual matters (including Operation and Maintenance Costs until the Final Maturity Date of the Notes) material to the estimates set forth therein, and (B) are consistent with the provisions of the Project Documents. In the reasonable opinion of the Issuers, the textual material accompanying the Base Case Project Projections discloses all information reasonably necessary for an understanding of the Base Case Project Projections, and does not contain any material misstatements or omit any information which, in conjunction with other information given, would be necessary to make such information not materially misleading.

                     (iii) Each of (A) the Independent Engineer, the report of which appears in the Offering Memorandum and which will deliver the letter referred to in Section 9(x) hereof and (B) J&H Marsh & McLennan, Limited, the report of which is referenced to in
               Section 9(w) hereof and which will deliver the letter referred to in Section 9(w) hereof, was, as of the date of such report and is, as of the date hereof, "independent". The Independent Engineer and J&H Marsh & McLennan, Limited (collectively the "Independent Consultants"), as applicable, shall be considered "independent" if since the date which was six months prior to the date of the final Offering Memorandum, neither such Person nor any Member of such Person (i) had, or was committed to acquire, any direct material financial interest or material indirect financial interest in any Credit Party or any Affiliate thereof or (ii) was, or will be connected as a promoter, underwriter, voting trustee, director, officer or employee of any Credit Party or any Affiliate thereof. "Member" shall mean (a) all partners, shareholders and other principals of the applicable Person, (b) any professional employee involved in providing any professional service to any Credit Party or any Affiliate thereof and (c) any professional employee having managerial responsibilities and located in an office of such Person which will participate in a significant portion of the services to be performed by such Person.

               (aa) When the Series A Notes are issued and delivered pursuant to this Agreement, the Series A Notes will not be of the same class (within the meaning of Rule 144A under the Act) as any security of either Issuer that is listed on a national securities exchange registered under Section 6 of the Exchange Act or that is quoted in a United States automated inter-dealer quotation system.

               (bb) No form of general solicitation or general advertising (as defined in Regulation D under the Act) was used by any Credit Party or any of its representatives (other than the Initial Purchaser, as to whom the Issuers make no representation) in connection with the offer and sale of the Series A Notes contemplated hereby, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. No securities of the same class as the Series A Notes have been issued and sold by either Issuer or Orange L.P. within the six-month period immediately prior to the date hereof.

               (cc) Prior to the effectiveness of any Registration Statement, the Indenture is not required to be qualified under the TIA.

               (dd) No Credit Party nor any of its affiliates or any person acting on its behalf (other than the Initial Purchaser, as to whom the Issuers make no representation) has engaged or will engage in any directed selling efforts within the meaning of Regulation S under the Act ("Regulation S") with respect to the Series A Notes.

               (ee) The Series A Notes offered and sold in reliance on Regulation S have been and will be offered and sold only in offshore transactions assuming the accuracy of the Initial Purchaser's representations and warranties and agreements set forth in Section 7
                                                                             -
          hereof.

               (ff) The sale of the Series A Notes pursuant to Regulation S is not part of a plan or scheme to evade the registration provisions of the Act assuming the accuracy of the Initial Purchaser's representations and warranties and agreements set forth in Section 7
                                                                             -
          hereof.

               (gg) No registration under the Act of the Series A Notes is required for the sale of the Series A Notes to the Initial Purchaser as contemplated hereby or for the Exempt Resales assuming the accuracy of the Initial Purchaser's representations and warranties and agreements set forth in Section 7 hereof.
                                          -

               (hh) Prior to the date hereof, no Credit Party nor any of its Affiliates has taken any action which is designed to or which has constituted or which might have been expected to cause or result in stabilization or manipulation of the price of any security of either Issuer in connection with the offering of the Series A Notes.

               (ii) Neither of the Issuers nor GAS Orange has conducted any business other than the business contemplated by the Operative Documents to which it is a party and neither of the Issuers nor GAS Orange has any outstanding debt or other material liabilities other than (x) pursuant to the

          Operative Documents to which it is a party, or (y) as otherwise disclosed to the Initial Purchaser in the Offering Memorandum and neither of the Issuers nor GAS Orange is a party to or bound by any material contract other than the Operative Documents to which it is a party.

               (jj) None of the Credit Parties, the Trustees, the Collateral Agent, the Initial Purchaser or any holder of a Note, or any Affiliate of any of them will, solely as a result of the ownership, leasing or operation of the Project, the sale of electricity therefrom or the entering into any Operative Document or any transaction contemplated hereby or thereby, be subject to, or not exempt from, regulation under the FPA or PUHCA or under state laws and regulations respecting the rates or the financial or organization regulation of electric utilities, except as a "qualifying facility" under the Public Utility Regulatory Policies Act of 1978 ("PURPA").

               (kk) Capital Co. has no direct or indirect subsidiaries and, except for Capital Co., Funding L.P. has no direct or indirect Subsidiaries and neither Issuer is a general partner or a limited partner in any general or limited partnership or a joint venturer in any joint venture.

               (ll) No Credit Party is in default under any material term of any Project Document or any agreement relating to any obligation of such Credit Party for or with respect to borrowed money, and to the best of the Issuers' knowledge, no other party to any Project Document is in default thereunder, in each case which default would have a Material Adverse Effect.

               (mm)  No Default or Event of Default has occurred or is existing.

               (nn) The chief executive office or chief place of business (as each such term is used in Article 9 of the Uniform Commercial Code as in effect in the State of New York (the "UCC") of each Issuer is 90 Presidential Plaza, Syracuse, New York 13209 and the place where the Issuers keep the books of account and records with respect to the Project is located at the foregoing address.

               (oo) All Project Documents and Authorizations have been entered into by or duly and validly assigned to the Project or Orange L.P. free and clear of all Liens except Permitted Liens, and all necessary Persons have duly consented to such assignment.

          (pp) To the Issuers' knowledge, without requiring the Issuers to perform any investigation with respect to the Asset Manager, Canadian Hunter, UPR, the Operator, SIDA, TGPC, TransCanada or the University (collectively the "Major Project Participants"), except as set forth in the Offering Memorandum, there are no pending or threatened actions or proceedings of any kind, including actions or proceedings of or before any Governmental Authority, to which any Credit Party or any Major Project Participant or the Project is a party or is subject, or by which any of them or any of their properties or the Project are bound that, if adversely determined to or against any Credit Party or any Major Project Participant or the Project would have a material adverse effect on the Project, any Credit Party's financial condition, business or operations, any Credit Party or any other Major Project Participant to perform its obligations under any Financing Document, nor, to the Issuers' knowledge, is there any basis for any such action or proceeding.

          (qq) (A) to the Issuers; knowledge, SIDA has (i) a good and valid leasehold estate in the Leased Premises and the Outside Easements, (ii) a good, valid and indefeasible easement interest in the City Easements and
     (iii) a good, valid and indefeasable fee simple estate in the Improvements and the Equipment located on the Leased Premises and the Easements, (B) Orange L.P. has (i) good and valid subleasehold estate in the Leased Premises and the Outside Easements, (ii) a good and valid leasehold estate in the City Easements, and (iii) a good and valid estate in the Improvements and Equipment located on the Leased Site and the Easements and
     (C) or Orange L.P. has good and valid title to all of the other Collateral relating to the Project and all of their other properties and assets (other than properties or assets disposed of in the ordinary course of business), in each case free and clear of all Liens, encumbrances or other exceptions to title other than Permitted Liens. The Lien of the Collateral Documents will constitute a valid and subsisting first priority lien of record on all of the real property interests described therein and a first priority perfected security interest in all the personal property interests described therein, subject to no Liens, encumbrances or other exceptions to title except Permitted Liens.

          (rr) The Project qualifies as a "qualifying facility" under PURPA.

          (ss) Neither the business nor the properties of any Credit Party or, to the Issuers' knowledge, any of the Major Project Participants, are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy, or other casualty (whether or not governed by insurance), materially and adversely affecting the business or properties or the operation of any Credit Party or, to the Issuers' knowledge, materially and adversely affecting the ability of any such Major Project Participant to perform its obligations under any Operative Document to which it is a party.

          (tt) No filing, recording, refiling or rerecording other than those listed on Exhibit C is necessary to perfect, publish notice of and maintain the effectiveness and priority of the interest, title or Liens created by the Collateral Documents, and on the Closing Date all such filings or recordings (other than those that are required to be made only at a later date, which are so indicated on Exhibit C) will have been made.

          (uu) Upon completion of the recordings and filings listed in Exhibit C to be made on or prior to the Closing Date, and after giving effect to the issuance and sale of the Notes, (i) the Liens granted to the Collateral Agent pursuant to the First Mortgage on such of the Mortgaged Property described therein as constitutes real property under New York law (a) constitute as to such Mortgaged Property valid mortgage liens and (b) are superior and prior to the rights of all third Persons now existing or hereafter arising whether by way of Mortgage, lien, security interest, encumbrance, assignment or otherwise, except for Permitted Liens; and (ii) the security interests granted to the Collateral Agent pursuant to the Collateral Documents in the Collateral, including the security interest granted pursuant to the First Mortgage in such of the Mortgaged Property described therein as constitutes personal property under New York law, (a) constitute as to personal property included in the Collateral and, with respect to subsequently acquired personal property included in the Collateral, will constitute, a perfected security interest under the UCC and (b) are, and, with respect to such subsequently acquired property, will be, as to Collateral perfected under the UCC, superior and prior to the rights of all third Persons now existing or hereafter arising whether by way of mortgage, lien, security interests, encumbrance, assignment or otherwise, except for Permitted Liens. Except to the extent possession of portions of the Collateral is required for perfection, all such action as is necessary has been taken to establish and perfect the Collateral Agent's rights in and to the Collateral, including any recording, filing, registration, giving of notice or other similar action. The Collateral Documents relating to the Collateral and the financing statements relating thereto have been duly filed or recorded in each office and in each jurisdiction where required in order to create and perfect the first lien and security interest described above and all of such required places for filing are set forth on Exhibit C.

          (vv) To the Issuers' knowledge, the representations and warranties of the Credit Parties and the Major Project Participants contained in the Operative Documents other than this Agreement are true and correct.

     The Issuers acknowledge that the Initial Purchaser and, for purposes of the opinions to be delivered to the Initial Purchaser pursuant to Section 9 hereof,
                                                                      -
counsel to the Issuers and counsel to the Initial Purchaser will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

     7. Initial Purchaser's Representations and Warranties. The Initial Purchaser represents and warrants to, and agrees with, the Issuers:

          (a) The Initial Purchaser is a QIB with such knowledge and experience in financial and business matters as is necessary in order to evaluate the merits and risks of an investment in the Series A Notes.

          (b) The Initial Purchaser (i) is not acquiring the Series A Notes with a view to any distribution thereof or with any present intention of offering or selling any of the Series A Notes in a transaction that would violate the Act or the securities laws of any state of the United States or any other applicable jurisdiction and (ii) will be reoffering and reselling the Series A Notes only to (x) QIBs in reliance on the exemption from the registration requirements of the Act provided by Rule 144A, and (y) in offshore transactions in reliance upon Regulation S under the Act.

          (c) The Initial Purchaser agrees that no form of general solicitation or general advertising (within the meaning of Regulation D under the Act) has been or will be used by such Initial Purchaser or any of its representatives in connection with the offer and sale of the Series A Notes pursuant hereto, including, but not limited to, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

          (d) The Initial Purchaser agrees that, in connection with Exempt Resales, the Initial Purchaser will solicit offers to buy the Series A Notes only from, and will offer to sell the Series A Notes only to, Eligible Purchasers. The Initial Purchaser further agrees that it will offer to sell the Series A Notes only to, and will solicit offers to buy the Series A Notes only from (i) Eligible Purchasers that the Initial Purchaser reasonably believes are QIBs, and (ii) Regulation S Purchasers, in each case, that agree that (x) the Series A Notes purchased by them may be resold, pledged or otherwise transferred within the time period referred to under Rule 144(k) (taking into account the provisions of Rule 144(d) under the Act, if applicable) under the Act, as in effect on the date of the transfer of such Series A Notes, only (A) to the Issuers, (B) to a person whom the seller reasonably believes is a QIB purchasing for its own account or for the account of a QIB in a transaction meeting the requirements of Rule 144A under the Act, (C) in an offshore transaction (as defined in Rule 902 under the Act) meeting the requirements of Rule 904 of the Act, (D) in a transaction meeting the requirements of Rule 144 under the Act, (E) to an Accredited Institution that, prior to such transfer, furnishes the Trustee a signed letter containing certain representations and agreements relating to the registration of transfer of such Series A Note (the form of which is substantially the same as Annex A to the Offering Memorandum) and, if such transfer is in respect of an aggregate principal amount of Series A Notes less than $250,000, an opinion of counsel acceptable to the Issuers that such transfer is in compliance with the Act, (F) in accordance with another exemption from the registration requirements of the Act (and based upon an opinion of counsel acceptable to the Issuers) or (G) pursuant to an effective registration statement and, in each case, in accordance with the applicable securities laws of any state of the United States or any other applicable jurisdiction and (y) they will deliver to each person to whom such Series A Notes or an interest therein is transferred a notice substantially to the effect of the foregoing.

          (e) The Initial Purchaser and its Affiliates or any person acting on its or their behalf have not engaged or will not engage in any directed selling efforts within the meaning of Regulation S with respect to the Series A Notes.

          (f) The Series A Notes offered and sold by the Initial Purchaser pursuant hereto in reliance on Regulation S have been and will be offered and sold only in offshore transactions.

          (g) The sale of the Series A Notes offered and sold by the Initial Purchaser pursuant hereto in reliance on Regulation S is not part of a plan or scheme to evade the registration provisions of the Act.

          (h) The Initial Purchaser agrees that it has not offered or sold, and will not offer or sell, the Series A Notes in the United States or to, or for the benefit or account of, a U.S. Person (other than a distributor), in each case, as defined in Rule 902 under the Act (i) as part of its distribution at any time and (ii) otherwise until forty (40) days after the later of the commencement of the offering of the Series A Notes pursuant hereto and the Closing Date, other than in accordance with Regulation S of the Act or another exemption from the registration requirements of the Act. The Initial Purchaser agrees that, during such 40-day restricted period, it will not cause any advertisement with respect to the Series A Notes (including any "tombstone" advertisement) to be published in any newspaper or periodical or posted in any public place and will not issue any circular relating to the Series A Notes, except such advertisements as permitted by and include the statements required by Regulation S.

          (i) The Initial Purchaser agrees that, at or prior to confirmation of a sale of Series A Notes by it to any distributor, dealer or person receiving a selling concession, fee or other remuneration during the 40-day restricted period referred to in Rule 903(c)(3) under the Act, it will send to such distributor, dealer or person receiving a selling concession, fee or other remuneration notice stating that such distributor, dealer or person receiving a selling concession, fee or other remuneration is subject to certain restrictions during such 40-day restricted period.

          (j) The Initial Purchaser agrees that the Series A Notes offered and sold in reliance on Regulation S will be represented upon issuance by a global security that may not be exchanged for definitive securities until the expiration of the 40-day restricted period referred to in Rule 903(c)(3) of the Act and only upon certification of beneficial ownership of such Series A Notes by non-U.S. persons or U.S. persons who purchased such Series A Notes in transactions that were exempt from the registration requirements of the Act.

          (k) The Initial Purchaser (i) has not offered or sold, and will not offer or sell, in the United Kingdom, by means of any document, any Series A Notes other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or as agent (except in circumstances which do not constitute an offer to the public within the meaning of the Companies Act 1989 of Great Britain); (ii) has complied and will comply with all applicable provisions of the Financial Services Act 1986 of the United Kingdom with respect to anything done by it in relation to the Series A Notes in, from or otherwise involving the United Kingdom; and (iii) has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Series A Notes to a person who is of a kind described in Article 9(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom the document may otherwise lawfully be issued or passed on.

              The Initial Purchaser acknowledges that the Issuers and, for purposes of the opinions to be delivered to the Initial Purchaser pursuant to Section 9 hereof, counsel to the Issuers and counsel to
                              -
          the Initial Purchaser will rely upon the accuracy and truth of the foregoing representations and the Initial Purchaser hereby consents to such reliance.

           8. Indemnification. (a) The Issuers, jointly and severally, agree to indemnify and hold harmless the Initial Purchaser, its directors, its officers and each person, if any, who controls such Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and judgments (including, without limitation, any legal or other expenses incurred in connection with investigating or defending any matter, including any action, that could give rise to any such losses, claims, damages, liabilities or judgments) caused by any untrue statement or alleged untrue statement of a material fact contained in the Offering Memorandum (or any amendment or supplement thereto), the Preliminary Offering Memorandum or any Rule 144A Information provided by either Issuer to any holder or prospective purchaser of Series A Notes pursuant to
     Section 5(g) or caused by any omission or alleged omission to state therein
             ----
     a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Initial Purchaser furnished in writing to the Issuers by the Initial Purchaser; provided, however, that the foregoing indemnity agreement with respect to the Preliminary Offering Memorandum shall not inure to the benefit of any Initial Purchaser who failed to deliver an Offering Memorandum, as then amended or supplemented (so long as the Offering Memorandum and any such amendment or supplement was provided by the Issuers to the Initial Purchaser in the requisite quantity and on a timely basis to permit proper delivery on or prior to the Closing Date) to the person asserting any losses, claims, damages, liabilities or judgements caused by any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such material misstatement or omission or alleged material misstatement or omission was cured in the Offering Memorandum, as so amended or supplemented.

               (b) The Initial Purchaser agrees to indemnify and hold harmless the Issuers and each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Issuers, to the same extent as the foregoing indemnity from the Issuers to the Initial Purchaser but only with reference to information relating to the Initial Purchaser furnished in writing to the Issuers by the Initial Purchaser expressly for use in the Preliminary Offering Memorandum or the Offering Memorandum.

               (c) In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8
                                                                       ----    -
          (b)(the "indemnified party"), the indemnified party shall promptly
          ---
          notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both Sections 8(a) and 8(b), the Initial Purchaser shall
                                    ----     ----
          not be required to assume the defense of such action pursuant to this
          Section 8(c), but may employ separate counsel and participate in the
                  ----
          defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of the Initial Purchaser). Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party,
          (ii) the indemnifying party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties and all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Donaldson, Lufkin & Jenrette Securities Corporation, in the case of the parties indemnified pursuant to Section 8(a), and by the Issuers, acting
                                          ----
          jointly, in the case of parties indemnified pursuant to Section 8(b).
                                                                          ----
          The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action (i) effected with its written consent or (ii) effected without its written consent if the settlement is entered into more than twenty business days after the indemnifying party shall have received a request from the indemnified party for reimbursement for the fees and expenses of counsel (in any case where such fees and expenses are at the expense of the indemnifying party) and, prior to the date of such settlement, the indemnifying party shall have failed to comply with such reimbursement request. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

               (d) To the extent the indemnification provided for in this
          Section 8 is unavailable to an indemnified party or insufficient in
                  -
          respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuers, on the one hand, and the Initial Purchaser on the other hand from the offering of the Series A Notes or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law,
                             -------
          in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative
                                         -------
          fault of the Issuers, on the one hand, and the Initial Purchaser, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Issuers, on the one hand and the Initial Purchaser, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering of the Series A Notes (after underwriting discounts and commissions, but before deducting expenses) received by the Issuers, and the total discounts and commissions received by the Initial Purchaser bear to the total price to investors of the Series A Notes, in each case as set forth in the table on the cover page of the Offering Memorandum. The relative fault of the Issuers, on the one hand, and the Initial Purchaser, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer, on the one hand, or the Initial Purchaser, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

               The Issuers and the Initial Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were
                                                                      ----
          determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such indemnified party in connection with investigating or defending any matter, including any action, that could have given rise to such losses, claims, damages, liabilities or judgments. Notwithstanding the provisions of this Section 8, the Initial Purchaser shall not be
                                     -
          required to contribute any amount in excess of the amount by which the total discounts and commissions received by the Initial Purchaser exceeds the amount of any damages which the Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

               (e) The remedies provided for in this Section 8 are not exclusive
                                                             -
          and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

          9. Conditions of Initial Purchaser's Obligations. The obligation of the Initial Purchaser to purchase the Series A Notes under this Agreement are subject to the satisfaction of each of the following conditions:

               (a) All the representations and warranties of the Issuers contained in this Agreement shall be true and correct on the Closing Date (both before and after giving effect to the consummation of the Merger on that date) with the same force and effect as if made on and as of the Closing Date.

               (b) On or after the date hereof, (i) there shall not have occurred any downgrading, suspension or withdrawal of, nor shall any notice have been given of any potential or intended downgrading, suspension or withdrawal of, or of any review (or of any potential or intended review) for a possible change that does not indicate the direction of the possible change in, any rating of any

          Credit Party or any securities of any Credit Party (including, without limitation, the placing of any of the foregoing ratings on credit watch with negative or developing implications or under review with an uncertain direction) by any "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Act, (ii) there shall not have occurred any change, nor shall any notice have been given of any potential or intended change, in the outlook for any rating of any Credit Party or any securities of any Credit Party by any such rating organization and (iii) no such rating organization shall have given notice that it has assigned (or is considering assigning) a lower rating to the Series A Notes than that on which the Series A Notes were marketed.

               (c) Since the respective dates as of which information is given in the Offering Memorandum other than as set forth in the Offering Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there shall not have occurred any change or any development involving a prospective change in the condition, financial or otherwise, or the earnings, business, management or operations of any Credit Party, (ii) there shall not have been any change or any development involving a prospective change in the partnership interests, shareholders equity or in the long-term debt of any Credit Party and (iii) no Credit Party shall have incurred any liability or obligation, direct or contingent, the effect of which, in any such case described in clause 9(c)(i), 9(c)(ii) or
                                                      -------  --------
          9(c)(iii), in your judgment, is material and adverse and, in your
          ---------
          judgment, makes it impracticable to market the Series A Notes on the terms and in the manner contemplated in the Offering Memorandum.

               (d) You shall have received on the Closing Date a certificate dated the Closing Date, signed by a Responsible Officer of Funding L.P. and an authorized officer of Capital Co., confirming the matters set forth in Sections 6(t), 9(a) and 9(b) and stating that the Issuers
                                ----  ----     ----
          have complied with all the agreements and satisfied all of the conditions herein contained and required to be complied with or satisfied on or prior to the Closing Date .

               (e) You shall have received on the Closing Date an opinion dated the Closing Date, of (i) Piper Marbury Rudnick & Wolfe LLP as to the matters in the form of Exhibit D hereto, (ii) Scolaro, Shulman, Cohen, Lawler & Burstein, P.C. in the form of Exhibit E hereto and (iii) Hiscock & Barclay in the form of Exhibit F hereto.

          (f) The Initial Purchaser shall have received on the Closing Date an opinion, dated the Closing Date, of Davis Polk & Wardwell, counsel for the Initial Purchaser, in form and substance reasonably satisfactory to the Initial Purchaser.

          (g) The Initial Purchaser shall have received, at the time this Agreement is executed and at the Closing Date, letters dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Initial Purchaser from Deloitte & Touche LLP, independent public accountants, containing the information and statements of the type ordinarily included in accountants' "comfort letters" to the Initial Purchaser with respect to the financial statements and certain financial information contained in the Offering Memorandum.

          (h) The Series A Notes shall have been approved by the NASD for trading and duly listed in PORTAL.

          (i) The Initial Purchaser shall have received a counterpart, conformed as executed, of the Indenture which shall have been entered into by the Issuers and the Trustee and of the Assumption Agreement, which shall have been entered into by Orange L.P.

          (j) The Initial Purchaser shall have received a counterpart, conformed as executed, of the Collateral Documents, each of which shall have been entered into by the Credit Parties, the Collateral Agent and the Trustee, to the extent each is named as party thereto.

          (k) The Issuers shall have executed the Registration Rights Agreement and the Initial Purchaser shall have received an original copy thereof, duly executed by the Issuers.

          (l) The Initial Purchaser shall have received evidence satisfactory to it in its sole good faith discretion of the satisfaction (without waiver) of all other conditions to the closing of the acquisition on the Closing Date pursuant to the Partnership Interests Purchase and Sale Agreement dated as of July 29, 1999, as amended by the First Amendment dated as of November 17, 1999 (the "Partnership Interest Purchase Agreement"), by and among GAS Orange and the Sellers, including the effectiveness of the Merger concurrently with the issuance of the Series A Notes, and that all transactions contemplated by the Operative Documents to be consummated on the closing date of the acquisition will take place prior to or simultaneously with the transactions hereunder contemplated to take place on the Closing Date.

          (m) On or prior to the Closing Date, each of the Project Documents, in the forms previously delivered to the Initial Purchaser or its counsel and as they exist as executed versions as of the date of this Agreement or in such forms as shall be satisfactory in form and substance to the Initial Purchaser and its counsel, shall have been executed and delivered, shall remain in full force and effect, no default shall have occurred thereunder, all conditions precedent thereunder shall be satisfied and there shall not have occurred any event of force majeure thereunder on the Closing Date.

          (n) The Independent Engineer shall have consented to the references to it in the Offering Memorandum and the use of the Independent Engineer's Report (as defined in the Offering Memorandum) prepared by the Independent Engineer and contained in Exhibit A to the Offering Memorandum; and since the date of the Independent Engineer's Report, no event affecting the Independent Engineer's Report or the matters referred to therein shall have occurred (A) which shall make untrue or incorrect in any material respect, as of the Closing Date, any information or statement contained in the Independent Engineer's Report or in the Offering Memorandum relating to matters referred to in the Independent Engineer's Report, or (B) which shall not be reflected in the Offering Memorandum but should be reflected therein in order to make the statements and information contained in the Independent Engineer's Report, or in the Offering Memorandum relating to matters in the Independent Engineer's Report, in light of the circumstances under which they were made, not misleading, as evidenced by a certificate satisfactory to the Initial Purchaser, of an authorized officer of the Independent Engineer, dated as of the Closing Date.

          (o) The Initial Purchaser shall have received a copy of one or more resolutions or other authorizations of each Credit Party, certified by the appropriate officers, member or general partner of each such entity as being in full force and effect on the Closing Date, authorizing the issuance and sale of the Series A Notes and transactions herein provided and the execution, delivery and performance of this Agreement and the other Operative Documents and any instruments or agreements required hereunder or thereunder to which such Credit Party is a party.

          (p) The Initial Purchaser shall have received a certificate from each Credit Party, signed by the appropriate authorized officer, member or general partner of such Credit Party and dated as of the Closing Date, as to the incumbency of the individuals or Persons authorized to execute and deliver this Agreement and the other Operative Documents and any instruments or agreements required hereunder or thereunder to which such Credit Party is party.

          (q) The Initial Purchaser shall have received (i) copies of (A) the Certificate of Limited Partnership and any Amendments to the Certificate of Limited Partnership of Funding L.P., Orange L.P. and GAS L.P., certified by the Delaware Secretary of State, (B) the Funding L.P. Partnership Agreement, Orange L.P. Partnership Agreement and GAS L.P. Partnership Agreement and any agreements filed in accordance with applicable state law, in each case certified by an appropriate officer of a general partner of each and (C) the trust agreement establishing the A.V. Trust; (ii) copies certified by the appropriate Secretary of State of the Certificate of Organization of GAS Orange and of the Certificate of Incorporation of GAS Development and Capital Co.; (iii) a copy, certified by the Secretary or an Assistant Secretary of GAS Orange, of the First Amended and Restated LLC Agreement of GAS Orange; (iv) a copy, certified by the Secretary or the Assistant Secretary of Capital Co. of the by-laws of GAS Development and Capital Co.; (v) copies of (A) the assignments of partnership interest by the Sellers of their partnership interests in Orange L.P., (B) the other closing documents delivered in connection therewith pursuant to the Partnership Interest Purchase Agreement, (C) the transfer tax returns filed with respect thereto, in each case certified by an appropriate officer of GAS Orange; and (vi) evidence satisfactory to the Initial Purchaser of the filing of such transfer tax returns and the payment of all transfer taxes payable with respect to the sale and purchase of the Sellers' partnership interests in Orange L.P.

          (r) The Initial Purchaser shall have received certificates issued by the New York Secretary of State and the Delaware Secretary of State as to the good standing of such Credit Party.

          (s) All corporate, partnership and legal proceedings and all instruments in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Initial Purchaser, and Initial Purchaser shall have received all information and copies of all documents, including records of corporate or partnership proceedings and copies of any approval by any Governmental Authority required in connection with any transaction herein contemplated, which the Initial Purchaser may reasonably have requested in connection herewith, such documents where appropriate to be certified by proper corporate, limited liability company, partnership or Governmental Authorities.

          (t) The Initial Purchaser shall have received executed originals of each Financing Document and true and correct copies of each Project Document and any supplements or amendments thereto, all of which shall be in form and substance satisfactory to the Initial Purchaser, shall have been duly authorized, executed and delivered by the parties thereto, and all of which Project Documents shall be certified by the general partner of Funding L.P. as of the Closing Date as being true, complete and correct and in full force and effect, and deliver to the Initial Purchaser of such evidence satisfactory to the Initial Purchaser and as is reasonably requested by the Initial Purchaser that each Project Document is in full force and effect and that no party to any Project Document is or, but for the passage of time or giving of notice or both will be, in breach of any material obligation thereunder which could reasonably be expected to have a Material Adverse Effect and that all appropriate financing statements and the First Mortgage were filed and/or recorded as required hereunder or by law.

          (u) The Initial Purchaser shall have received a schedule of Authorizations required to lease and operate the Project, satisfactory in form and substance to the Initial Purchaser, together with copies of each Authorization listed on such schedule and a certificate of the general partner of Funding L.P. certifying that all Authorizations have been duly obtained or been assigned and are in full force and effect not subject to any appeal or further proceeding or to any unsatisfied condition that may allow material modification or revocation. The Authorizations shall not be subject to any appeal, restriction, condition, limitation or other provision that in the reasonable judgment of the Initial Purchaser, its counsel or the Independent Engineer, materially and adversely affects the construction and operation of the Project.

          (v) Insurance complying with Section 4.09 of the Indenture shall be in full force and effect and the Initial Purchaser shall have received (i) a certificate from Orange L.P.'s insurance broker(s), dated as of the Closing Date, addressed to the Collateral Agent and the Initial Purchaser and identifying underwriters, type of insurance, insurance limits and policy terms, listing the special provisions required as set forth in
     Section 4.09 of the Indenture, describing the insurance obtained and stating that such insurance is in full force and effect and that all premiums then due thereon have been paid and (ii) certified copies of all policies evidencing such insurance (or a binder, commitment or certificates signed by the insurer or a broker authorized to bind the insurer).

          (w) The Initial Purchaser shall have received the Insurance Consultant's certificate in form and substance satisfactory to the Initial Purchaser, addressed to the Initial Purchaser and dated as of the Closing Date, with the Insurance Consultant's report, in form and substance satisfactory to the Initial Purchaser, attached thereto.

          (x) The Initial Purchaser shall have received the Independent Engineer's certificate in form and substance satisfactory to the Initial Purchaser, addressed to the Collateral Agent and the Initial Purchaser and dated as of the Closing Date, with the Independent Engineer's report in form and substance satisfactory to the Initial Purchaser, attached thereto.

          (y) No action, proceeding or investigation shall have been instituted or threatened, nor shall any order, judgment or decree have been issued or proposed to be issued by any Governmental Authority that, solely as a result of the construction, ownership, leasing or operation of the Project, the sale of electricity or steam therefrom or the entering into of any Operative Document or any transaction contemplated hereby or thereby, would cause or deem any Credit Party or any Affiliate of any of them to be subject to, or not exempt from, regulation under the FPA or PUHCA or under state laws and regulations respecting the rates or the financial or organizational regulation of electric utilities.

          (z) All taxes, fees and other costs then due and payable in connection with the execution, delivery, recordation and filing of the Collateral Documents, UCC-1 financing statements and fixture filings shall have been paid in full.

          (aa) The Initial Purchaser shall have received a report for each of the jurisdictions in which the UCC-1 financing statements, the fixture filings and the First Mortgage are intended to be filed in respect of the Collateral, showing that upon due filing or recondition (assuming such filing or recondition occurred on such date), the security interests created under such Collateral Documents will be prior to all other financing statements, fixture filings, deeds of trust, mortgages or other security documents in respect of the Collateral.

          (bb) The Collateral Agent shall have received (x) with respect to the Leased Premises, a survey of the Leased Premises by a licensed surveyor satisfactory to the Initial Purchaser, satisfactory in form and substance to the Initial Purchaser, reasonably current and certified to the Collateral Agent, the Secured Parties and the Title Company; and (y) with respect to the Easements, (1) aerial photographs of the Easements, (2) as built drawings of the Project Pipeline and (3) a certification letter by O'Brien & Gere Engineers, Inc., satisfactory in form and substance to the Initial Purchaser, reasonably current and certified to the Collateral Agent, the Secured Parties and the Title Company; showing (i) as to the Leased Premises, the location and dimensions thereof, and the improvements thereon, the location of all means of access thereto; (ii) as to the Easements, the location and dimensions thereof and of the Project Pipeline;
     (iii) any encroachments from the Leased Premises extending to adjacent property or from adjacent property onto the Leased Premises; and (iv) whether the Leased Premises or any portion thereof is located in a special earthquake or flood hazard zone.

          (cc) The Collateral Agent shall have received a lender's A.L.T.A. Policy of title insurance, together with such endorsements or affirmative insurance not expressly described below as are required by the Initial Purchaser (such policy, endorsements and affirmative insurance being hereinafter referred to as the "Title Policy"), in the amount of $68,000,000 with such reinsurance issued by such title companies as is satisfactory to the Initial Purchaser, issued by the Title Company, with the premium fully paid in form and substance satisfactory to the Initial Purchaser, (or such other coverage as the Initial Purchaser shall accept and approve together with such reinsurance issued by such title insurance companies as are required by the Initial Purchaser under reinsurance agreements as are satisfactory to the Initial Purchaser):

               (i) insuring that SIDA is the owner of the leasehold estates in the Leased Premises and the Outside Easements under respectively the Ground Lease and the Outside Easement Lease, the owner of the easement estates under the City Easements and the Owner of the Improvements (including the Project Pipeline) located on the Leased Premises and the Easements, in each case free and clear of all Liens, encumbrances and other exceptions to title whatsoever, other than Permitted Liens;

               (ii) insuring that POA is the owner of subleasehold estate in the Leased Premises and the City Easements, the leasehold estate in the Outside Easements and leasehold estate in the Improvements (including the Project Pipeline) located on the Leased Premises and the Easements, in each case under the Master Lease, and the owner easement estates under the Outside Easements, in each case free and clear of all Liens, encumbrances or other exceptions to title whatsoever, other than Permitted Liens;

               (iii) insuring that the First Mortgage is a valid first Lien on SIDA's title described in clause (i) above and POA's title described in clause (ii) above, in each case free and clear of all Liens, encumbrances and exceptions to title whatsoever, other than Permitted Liens; and

               (iv) containing endorsements or affirmative insurance (A) that the correct amount of mortgage recording tax due with respect to the First Mortgage has been paid; (B) against losses arising out of encroachments on boundary or setback lines; (C) against existing mechanics' materialmen's liens, subsequent mechanics' materialmen's liens, and such other matters with respect to which the Initial Purchaser may reasonably request coverage; (D) that the Leased Premises and all of the Easements are contiguous from the Leased Premises to TGPC's pipeline; (E) that the land described in the survey furnished pursuant to Section 9(bb) is the same as the Leased Premises described in the Title Policy; and (F) that there is access to and from the Leased Premises and the adjacent streets.

     10. Effectiveness of Agreement and Termination. This Agreement shall become effective upon the execution and delivery of this Agreement by the parties hereto.

     This Agreement may be terminated at any time on or prior to the Closing Date by the Initial Purchaser by written notice to the Issuers if any of the following has occurred: (i) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States or elsewhere that, in the Initial Purchaser's judgment, is material and adverse and, in the Initial Purchaser's judgment, makes it impracticable to market the Series A Notes on the terms and in the manner contemplated in the Offering Memorandum, (ii) the suspension or material limitation of trading in securities or other instruments on the New York Stock Exchange, the American Stock Exchange, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange, the Chicago Board of Trade or the Nasdaq National Market or limitation on prices for securities or other instruments on any such exchange or the Nasdaq National Market, (iii) the suspension of trading of any securities of either Issuer on any exchange or in the over-the-counter market, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects, or will materially and adversely affect, the business, prospects, financial condition or results of operations of the Issuer, taken as a whole, (v) the declaration of a banking moratorium by either federal or New York State authorities or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in your opinion has a material adverse effect on the financial markets in the United States.

     11. Limitation of Liability. Notwithstanding anything to the contrary contained in this Agreement no officer, director, manager, management committee, employee, shareholder or partner of the Issuers nor any director, officer, manager, management committee, employee, incorporator, shareholder, partner or member of any partner of the Issuers or any Affiliate of any such party (collectively, the "Nonrecourse Parties") shall be personally liable under this Agreement for the payment of any sums or for the performance of any obligation contained in, this Agreement. The Initial Purchaser agrees that its rights shall be limited to proceeding against the Issuers, and that it shall have no right to proceed against the Nonrecourse Parties for (a) the satisfaction of any monetary obligation of, or enforcement of any monetary claim against, the Issuers, or (b) the performance of any obligation, covenant or agreement arising under this Agreement; provided that (a) the foregoing provisions of the Section 11 shall not constitute a waiver, release or discharge of any of the indebtedness, or of any of the terms, covenants, conditions or provisions of this Agreement and the same shall continue until fully paid, discharged, observed or performed; (b) the foregoing provisions of this Section 11 shall not limit or restrict the right of the Initial Purchaser to name either Issuer or any other Person as a defendant in any action or suit for a judicial foreclosure or for the exercise of any other remedy under or with respect to this Agreement, or for injunction or specific performance, so long as no judgment in the nature of a deficiency judgment shall be enforced against any Nonrecourse Party, except as set forth in this Section 11; (c) the foregoing provisions of the Section 11 shall not in any way limit or restrict any right or remedy of the Initial Purchaser with respect to, and all of the Nonrecourse Parties shall remain fully liable to the extent that they would otherwise be liable for their own actions with respect to, (i) any liability any Person may have arising under any applicable federal or state securities laws or (ii) any fraud, negligence or willful misrepresentation, or misappropriation of any revenues derived from the Project and the proceeds thereof; (d) the foregoing provisions of this Section 11 shall not affect or diminish or constitute a waiver, release or discharge of any specific written obligation, covenant, or agreement in respect of the Project made by any of the Nonrecourse Parties or any security granted by the Nonrecourse Parties as security for the obligations of the Issuers; and (e) nothing contained herein shall limit the liability of
(i) any Person who is a party to any Project Document or has issued any certificate or statement in connection therewith with respect to such liability as may arise by reason of the terms and conditions of such

Project Document, certificate or statement, or (ii) any Person rendering a legal opinion, in each case under this clause (e) relating solely to such liability of such Person as may arise under such referenced instrument, agreement or opinion.

     12. Miscellaneous. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (i) if to either Issuer, to 90 Presidential Plaza, Syracuse, New York 13209, Attention: Adam H. Victor and Richard S. Scolaro and (ii) if to the Initial Purchaser, Donaldson, Lufkin & Jenrette Securities Corporation, 277 Park Avenue, New York, New York 10172,
Attention: Syndicate Department, or in any case to such other address as the person to be notified may have requested in writing.

     The respective indemnities, contribution agreements, representations, warranties and other statements of the Issuers and the Initial Purchaser set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Series A Notes, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Initial Purchaser, the officers or directors of the Initial Purchaser, any person controlling the Initial Purchaser, the Issuers, the Partners of Funding L.P. or Orange L.P., or any person controlling the Issuers, (ii) acceptance of the Series A Notes and payment for them hereunder and (iii) termination of this Agreement.

     If for any reason the Series A Notes are not delivered by or on behalf of the Issuers as provided herein (other than as a result of any termination of this Agreement pursuant to Section 10), the Issuers agree to reimburse the
                                   --
Initial Purchaser for all out-of-pocket expenses (including the fees and disbursements of counsel) incurred by it. Notwithstanding any termination of this Agreement, the Issuers shall be, jointly and severally, liable for all expenses which they have agreed to pay pursuant to Section 5(h) hereof. The
                                                           ----
Issuers also agree, jointly and severally, to reimburse the Initial Purchaser and its officers, directors and each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act for any and all fees and expenses (including without limitation the fees and expenses of counsel) incurred by it in connection with enforcing its rights under this Agreement (including without limitation its rights under
Section 8).
        -

     Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Issuers, the Initial Purchaser, the Initial Purchaser's directors and officers, any controlling persons referred to herein, the partners or control persons, as applicable, of the Issuers and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Series A Notes from the Initial Purchaser merely because of such purchase.

     This Agreement shall be governed and construed in accordance with the laws of the State of New York.

     This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

     Please confirm that the foregoing correctly sets forth the agreement between the Issuer and the Initial Purchaser.

                                        Very truly yours,

                                        PROJECT ORANGE FUNDING, L.P.

                                        By: G.A.S. Orange Associates, L.L.C., a
                                            Delaware limited liability company,
                                            its general partner


                                        By: /s/ Adam Victor
                                           ____________________________________
                                        Name: Adam Victor
                                        Title: President

                                        PROJECT ORANGE CAPITAL CORP.


                                        By: /s/ Adam Victor
                                           _____________________________________
                                        Name: Adam Victor
                                        Title: President



DONALDSON, LUFKIN & JENRETTE
   SECURITIES CORPORATION



By: /s/ Gavin H. Wolfe
   _________________________
   Name: Gavin H. Wolfe
   Title: Vice President

                                                                       EXHIBIT A

                         FORM OF ASSUMPTION AGREEMENT


     Project Orange Associates, L.P. ("Orange L.P."), the surviving corporation of the merger on the date hereof of Project Orange Funding, L.P. ("Funding L.P.") with and into Orange L.P., hereby expressly assumes, and agrees to perform and discharge, all of the obligations and liabilities of Funding L.P. under the Indenture (the "Indenture") dated as of December 6, 1999 among Funding L.P., Project Orange Capital Corp. ("Capital Co." and, together with Funding L.P., the "Issuers") and U.S. Bank Trust National Association, in its capacity as Trustee (the "Trustee") for the benefit of the holders from time to time of the Issuers' $68 million aggregate principal amount of 10.5% Senior Secured Notes due 2007 (the "Notes"), the Notes and the other Financing Documents referred to in the Indenture, and expressly confirms the grant to U.S. Bank Trust National Association, in its capacity as Collateral Agent (the "Collateral Agent") under the Collateral Documents for the benefit of the Secured Parties of the Liens on the existing and after-acquired assets of Orange L.P. pursuant to the Collateral Documents, as more fully set forth therein. All references in the Financing Documents (i) to Funding L.P. or the "Borrower" shall hereafter refer to Orange L.P. and its successors and (ii) to the Issuers shall be to Capital Co. and Orange L.P. and their respective successors. All capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them in the Indenture.

     IN WITNESS WHEREOF, Orange L.P. has caused its duly authorized officer to execute and deliver this Assumption Agreement as of December 6, 1999, simultaneously with the effectiveness of the Merger referred to in the Indenture.


                              PROJECT ORANGE ASSOCIATES, L.P.


                              By: G.A.S. Orange Associates, L.L.C., a
                                  Delaware limited liability company,
                                  its general partner


                              By:
                                  ________________________________
                                  Name:
                                  Title:

                                                                       EXHIBIT B


                     FORM OF REGISTRATION RIGHTS AGREEMENT

                                   EXHIBIT C


                       FILING AND RECORDING INFORMATION
                       --------------------------------

UCC-1 Financing Statements.  For each Debtor listed below, a UCC-1 Financing
--------------------------
Statement in the relevant form attached to this EXHIBIT C must be filed in each jurisdiction set forth opposite the name of such Debtor.


Debtor                                       Jurisdiction
------                                       ------------

Project Orange Associates L.P.               Secretary of State of New York
                                             Secretary of State of Delaware
                                             Onondaga County
                                             New York County

Project Orange Associates L.P.               Secretary of State of New York
(Re: First Mortgage)                         Secretary of State of Delaware
                                             Onondaga County
                                             New York County

G.A.S. Orange Partners, L.P.                 Secretary of State of New York
                                             Secretary of State of Delaware
                                             Onondaga County
                                             New York County

City of Syracuse Industrial                  Secretary of State of New York
Development Agency                           Onondaga County

G.A.S. Development, Inc.                     Secretary of State of New York
                                             Secretary of State of Delaware
                                             Onondaga County
                                             New York County

A.V. Grantor Trust                           Secretary of State of New York
                                             Onondaga County
                                             New York County


UCC-1 Fixture Filings.  For each Debtor listed below, a UCC-1 Fixture Filing in
---------------------
the relevant form attached to this EXHIBIT C must be filed in each jurisdiction set forth opposite the name of such Debtor.

  Debtor                                       Jurisdiction
  ------                                       ------------

  Project Orange Associates L.P.               Secretary of State of New York
                                               Onondaga County

  City of Syracuse Industrial                  Secretary of State of New York
  Development Agency                           Onondaga County


     First Mortgage. To be recorded in the Onondaga County Clerk's Office
     --------------

University Subordination Agreement. To be recorded in the Onondaga County
----------------------------------
                                    Clerk's Office

University Consent and Agreement. To be recorded in the Onondaga County Clerk's
--------------------------------
                                    Office

SIDA Consent and Agreement. To be recorded in the Onondaga County Clerk's Office
--------------------------

                                   EXHIBIT D


                              FORM OF OPINION OF
                       PIPER MARBURY RUDNICK & WOLFE LLP

                                   EXHIBIT E


                              FORM OF OPINION OF
               SCOLARO, SHULMAN, COHEN, LAWLER & BURSTEIN, P.C.

                                   EXHIBIT F


                              FORM OF OPINION OF
                               HISCOCK & BARCLAY